Exhibit 10.4

AMENDMENT TO EMPLOYMENT AND NONCOMPETITION AGREEMENT
This Amendment to the Employment and Noncompetition Agreement (this “Amendment”), effective as of June 23, 2017, is made by and between Gramercy Property Trust (f/k/a Chambers Street Properties), a Maryland real estate investment trust (the “Employer”), as successor to GKK Manager LLC, a Delaware limited liability company (the “Original Employer”), and Jon W. Clark (“Executive”).
WHEREAS, the Original Employer and the Executive entered into that certain Employment and Noncompetition Agreement, dated as of April 27, 2009, as amended January 17, 2012 (the “Original Employment Agreement”);
WHEREAS, in connection with the merger of the Original Employer with and into a wholly owned subsidiary of the Employer on December 17, 2015 and subsequent transactions, the Original Employment Agreement was amended by that certain letter agreement dated July 1, 2015, and the obligations of the Original Employer thereunder were assumed by the Employer (the Original Employment Agreement, as so amended and assumed, being referred to herein as the “Employment Agreement”);
WHEREAS, pursuant to Section 12 of the Employment Agreement, the Employer and Executive desire to amend certain terms of the Employment Agreement as set forth in this Amendment; and
WHEREAS, unless the context requires otherwise, capitalized terms used but not otherwise defined herein shall have the meanings ascribed thereto in the Employment Agreement.
NOW, THEREFORE, in consideration of the promises and mutual covenants contained herein and for other good and valuable consideration, the receipt of which is mutually acknowledged, the Employer and Executive agree as follows:
1.For avoidance of doubt, the definition of Change-in-Control set forth in Section 6(c)(i) of the Employment Agreement is hereby amended such that references to “Gramercy” set forth therein refer to the Employer (as opposed to Gramercy Capital Corp.).

2.Section 7(a)(v) of the Employment Agreement is hereby amended to change the references to “12 months” in the first two sentences of Section 7(a)(v) of the Employment Agreement to “24 months.”

3.Except as expressly amended hereby, the Employment Agreement continues in full force and effect in accordance with its terms and the terms thereof shall govern this Amendment to the same extent as if fully set forth herein.

4.This Amendment shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed entirely within such State, without regard to the conflicts of law principles of such State.

5.This Amendment may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more such counterparts have been signed by each of the parties and delivered to the other party.

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IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first above written.

EMPLOYER:
GRAMERCY PROPERTY TRUST

By:    /s/ Gordon F. DuGan____________________
Name: Gordon F. DuGan
Title: Chief Executive Officer

EXECUTIVE:
/s/ Jon W. Clark___________________________
Jon W. Clark

ACTIVE/91081764.3